EXHIBIT 10.15

                                  CONFIDENTIAL
                     PURCHASE AND SALE AND RELEASE AGREEMENT

     THIS PURCHASE AND SALE AND RELEASE AGREEMENT (the "Agreement") is made and entered into as of the 27 day of February, 2003 (the "Effective Date"), by and among Color Imaging, Inc., a Delaware corporation (the "Company") and Stephen Chromik, a resident of United Kingdom ("Mr. Chromik").

                                   WITNESSETH

     WHEREAS, Mr. Chromik acquired 150,000 shares of the Common Stock of the Company ("Chromik Shares") and a warrant to purchase 300,000 shares of the Common Stock of the Company ("Chromik Warrant") pursuant to that certain Private Placement completed in 2001;

     WHEREAS, Mr. Chromik is now dissatisfied with the investment related thereto, including the timing of, and the divestiture of, Logical Imaging Solutions by the Company, the Chromik Warrant being for two years per the documentation when Mr. Chromik believed the Chromik Warrant was for three years, the delay of the Company's registration statement being effective, and the involvement of the Company with Wall Street Consulting Corp., which was a factor in the delay of the Company's registration statement being effective, and other related broker dealer issues;

     WHEREAS, Mr. Chromik desires to sell, and the Company desires to purchase the Chromik Shares and the Chromik Warrant (collectively, the "Securities").

     IT IS THEREFORE AGREED, in consideration of the mutual promises, covenants and premises herein, for good and valuable consideration simultaneously exchanged between the Company and the Mr. Chromik, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto mutually covenant and agree as follows:

     1. Sale of Securities. Mr. Chromik hereby sells and assigns to the Company, and the Company hereby purchases, the Securities free and clear of all encumbrances or restrictions for an aggregate purchase price of U.S. Three Hundred Thousand Dollars ($300,000), payable in accordance with the payment schedule attached hereto as Exhibit A. At any time prior to the payment for all of the Securities by the Company, Mr. Chromik shall have the one-time right to cancel his sale of the Securities not yet paid for by the Company upon written notice to the Company. Upon receipt of such notice, the Company shall not be obligated to purchase the remaining Securities. For example, if Mr. Chromik delivers a written notice of his intent to cease the sale of the remaining Securities to the Company on October 1, 2003, Mr. Chromik will retain 33,332 shares of Common Stock of the Company and a warrant to purchase 66,664 shares of Common Stock. The Company will have paid Mr. Chromik $233,336 and will have no further obligation to purchase the shares and warrant shares retained by Mr. Chromik.

     2. Representations of Mr. Chromik. Mr. Chromik represents that he has the legal right and power, and all consents, approvals and authorizations required by law, to enter into this Agreement and to sell, transfer and deliver the Securities in the manner provided in this Agreement. The Securities are free and clear of any security interest, pledge, lien, charge, adverse claim of ownership or use, or any restriction on ownership, use, voting, transfer or receipt of dividends, or any encumbrance of any kind.

     3. Representation of Company. The Company has all necessary corporate power and authority to execute and deliver this Agreement. The Board of Directors of the Company has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     4. Delivery of Documents and Securities. On the date hereof, Mr. Chromik has delivered to Arnall Golden Gregory, LLP, as Escrow Holder pursuant to those certain Escrow Instructions attached hereto as Exhibit B (a) Stock Certificate No. CI 0366 issued as of December 21, 2001, (b) both of the original Chromik Warrants, each for 150,000 shares, (c) nine executed stock powers covering the transfer of the Securities (Medallion Signature Guaranteed), (d) this Agreement executed by Mr. Chromik, and (e) in the event that Michael Edson executes this Agreement and the stock powers referenced above, on behalf of Stephen Chromik, the executed Power of Attorney evidencing his authorization to act in such capacity.

     5. Confidentiality of this Agreement. The provisions of this Agreement shall be considered proprietary information and held in confidence by the parties and shall not be publicized or disclosed in any manner whatsoever, except where required to enforce the terms of this Agreement. Notwithstanding the prohibition in the preceding sentence: (a) Mr. Chromik may disclose this Agreement, in confidence, to immediate family who agree to maintain the information in confidence; (b) the parties may disclose this Agreement in confidence to their attorneys, accountants, auditors, tax preparers, and financial advisors who agree to maintain the information in confidence; (c) the Company may disclose this Agreement to its employees, agents, and affiliates only as necessary to perform the Agreement or to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, Mr. Chromik agrees not to discuss this Agreement and its terms with present or former Company employees, shareholders or other individuals or entities doing business with Company.

     6. Non-Disparagement. Mr. Chromik shall not at anytime make false, misleading or disparaging statements about the Company, its parent, subsidiaries or affiliates, including any of their products, services, management, directors, officers, employees, and customers.

     7. Release of Company. (a) By signing this Agreement, Mr. Chromik on his own behalf and that of his heirs and assigns hereby releases, acquits and forever discharges the Company and its successors, assigns and affiliates, shareholders, officers, directors, attorneys and agents, (other than the persons covered by the assignment at Section 9 below) of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, other than the claims assigned at Section 9 below (collectively "Claims"), in law, equity, or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, arising from or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date of this Agreement, including but not limited to: (i) all Claims related to the purchase or repurchase of the Securities offered and sold in the Company's private placement during 2001 in which Mr. Chromik acquired the Securities; (ii) all Claims arising out of that certain Subscription Agreement, dated December 24, 2002, by and between the Company and Chromik, (iii) all Claims related to the timing of, and the divestiture of Logical Imaging Solutions by the Company, (iv) all Claims related to the involvement of the Company with Wall Street Consultants, and (v) all Claims pursuant to any federal, state or local law (including applicable securities and corporate laws) or cause of action, tort law, contract law, and breach of the implied covenant of good faith and fair dealing. Mr. Chromik further hereby covenants not to sue or otherwise initiate any legal proceedings against the Company and its successors, assigns and affiliates and all officers, directors, agents, shareholders, successors, assigns and affiliates of each of the foregoing, arising from events, acts or conduct that occurred at any time prior to or including the Effective Date of this Agreement.

     (b) MR. CHROMIK EXPRESSLY WAIVES WITH REGARD TO ANY UNKNOWN CLAIMS ANY AND ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SS. 1542 WHICH PROVIDES AS FOLLOWS:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

MR. CHROMIK ACKNOWLEDGES THAT HE MAY HAVE SUSTAINED DAMAGES, EXPENSES AND LOSSES WHICH ARE PRESENTLY UNKNOWN OR NOT SUSPECTED, AND THAT SUCH CLAIMS, EXPENSES AND LOSSES, IF ANY, MAY GIVE RISE TO ADDITIONAL CLAIMS FOR DAMAGES, EXPENSES AND LOSSES IN THE FUTURE WHICH ARE NOT ANTICIPATED IN CONNECTION WITH THE SUBJECT OF THIS AGREEMENT. NEVERTHELESS, MR. CHROMIK ACKNOWLEDGES THAT THIS AGREEMENT HAS BEEN SIGNED IN LIGHT OF THESE RISKS AND HE IS FULLY AWARE OF THESE CIRCUMSTANCES AND EXPRESSLY WAIVES ALL RIGHTS HE MAY HAVE WITH RESPECT TO SUCH CLAIMS UNDER CALIFORNIA CIVIL CODE SS. 1542, OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR COMMON LAW PRINCIPLE.

     8. Voluntary Action. Each party acknowledges that he or it, as the case may be, executes this Agreement freely and voluntarily, without threat, duress, coercion or promise of any future consideration not expressly set forth in this Agreement. He further acknowledges that he has been advised by this writing that he has been advised to consult with an attorney prior to executing this Agreement.

     9. Assignment of Third Party Claims; Cooperation. Mr. Chromik hereby assigns and transfers to the Company all rights he has against Larry Gordon, Lexington Ventures, Inc., Jack Myers, J.G. Myers & Co., Wall Street Consulting Corp. (and its affiliates), Michael Brennan, and any former director or officer of the Company (the "Potential Defendants") arising from Mr. Chromik's purchase of the Securities. In connection therewith, Mr. Chromik agrees to make available to the Company, upon its written request, any and all records and documentation in his possession relating to such purchase. Mr. Chromik shall cooperate with the Company should it decide to pursue claims against the Potential Defendants.

     10. Entire Agreement. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement is executed without reliance upon any promise, warranty or representation, written or oral, by any party or any representative of any party other than those expressly contained herein and it supersedes any other such promises, warranties or representations. Mr. Chromik acknowledges that he has carefully read this Agreement, has been afforded the opportunity to be, and has been, advised of its meaning and consequences by an attorney, and has signed the same of his own free will. This Agreement may not be amended or modified except in a writing signed by all of the parties hereto. Each party will bear all of his or its own costs or fees incurred in connection with the making of this Agreement.

     11. Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provision hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

     12. Warranties. Mr. Chromik warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise on or against any of the claims or causes of action released herein and that he has not assigned or otherwise transferred any of the claims or causes of action released herein, except as provided herein. Further, Mr. Chromik affirms that he is fully entitled and duly authorized to give his release and discharge as provided herein.

     13. Successors and Assigns. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inures to the benefit of each party, its or her heirs, successors and assigns.

     14. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     15. Jurisdiction and Venue. Any legal action or other formal dispute resolution proceeding initiated by or arising between the parties and relating to this Agreement shall be subject to the exclusive jurisdiction and venue of the Superior Court of Los Angeles County, California, or the United States District Court for the Central District of California.

     16. Applicable Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia without regard to its conflicts of law principles.

     17. Condition Precedent. The parties hereto acknowledge and agree that it is his and its intention to complete this transaction simultaneously with the purchase by the Company pursuant to that certain Purchase and Sale and Release Agreement (the "Edson Agreement") by and between the Company and Michael Edson of securities purchased from the Company by Michael Edson pursuant to the Company's Private Placement completed in 2001. In the event the transactions contemplated by this Agreement and the Edson Agreement are not closed simultaneously, this Agreement shall be of no force or effect.

     18. Breach. Subject to Section 17 above, in the event the Company (a) fails to deliver payment of the purchase price to the Escrow Holder for payment to Mr. Chromik in accordance with Section 1 above, or (b) fails to deliver payment of the purchase price to Michael Edson in accordance with Section 2 of the Edson Agreement, Mr. Chromik may, in his sole discretion, elect to (a) enforce his rights under this Agreement, or (b) waive any and all rights to pursue claims for breach of contract or otherwise under this Agreement, and solely upon such election to waive his rights hereunder, (i) Sections 4, 5, 6, 7 and 9 of this Agreement shall be of no force or effect, and (ii) Mr. Chromik may pursue any claims covered under Sections 4, 5, 6, 7 and 9 of this Agreement and (iii) any amounts paid hereunder to Mr. Chromik by the Company and the Securities purchased hereunder shall be taken into account in determining whether the Company has any further obligation to Mr. Chromik.

     IN WITNESS WHEREOF, the parties the parties hereto have executed this Agreement as of the date first above written. COLOR IMAGING, INC.

                                                 /S/ MORRIS E. VAN ASPEREN
                                             By: _______________________________
                                             Its:   Executive VP
                                             Date Executed: 2-27-03

Sworn to and subscribed
before me this 27 day of
FEB, 2003


/S/ ANJU PATEL
----------------------
Notary Public
[Seal]

    NOTARY PUBLIC, GWINNETT COUNTY
  MY COMMISSION EXPIRES MAY 29TH , 2004
                                             MR. CHROMIK:

                                             /S/ MICHAEL EDSON
                                             -----------------------------------

                                             Michael Edson, on behalf of Stephen
                                             Chromik,  pursuant to the  executed
                                             Power of Attorney  attached  hereto
                                             and  incorporated  herein  ("POA").
                                             Michael   Edson    represents   and
                                             warrants  that  his   authorization
                                             pursuant   to  the  POA  is   true,
                                             correct and complete,  has not been
                                             amended or modified  and is in full
                                             force and effect.

                                             Date Executed: 02-38-03

Sworn to and subscribed
before me this 28th day of
FEBRUARY, 2003


/S/ JONG H. KIM
----------------------
Notary Public

JONG H. KIM
Comm. # 1313769
SEAL OF               NOTARY PUBLIC-CALIFORNIA
CALFORNIA             Los Angeles County

My Comm. Expires Aug. 15, 2005
---------------------------------------------
[Seal]

                                                 EXHIBIT A



                  2003             UNITS       STOCK (1)      WARRANTS (2)          PAYMENT
         ---------------------  ------------  -------------  ----------------       -------------
         March 31                     16,672         16,672            33,344           $  33,344
         April 30                     16,666         16,666            33,332           $  33,332
         May 31                       16,666         16,666            33,332           $  33,332
         June 30                      16,666         16,666            33,332           $  33,332
         July 31                      16,666         16,666            33,332           $  33,332
         August 31                    16,666         16,666            33,332           $  33,332
         September 30                 16,666         16,666            33,332           $  33,332
         October 31                   16,666         16,666            33,332           $  33,332
         November 30                  16,666         16,666            33,332           $  33,332
                                ------------  -------------  ----------------       -------------
                                     150,000        150,000           300,000           $ 300,000


                                                                       EXHIBIT B

                               ESCROW INSTRUCTIONS

     These Escrow Instructions are given by Color Imaging, Inc., a Delaware corporation (the "Company"), to Arnall Golden Gregory, LLP, a Georgia limited liability partnership ("Escrow Holder").

     1. ACQUISITION: The Company desires to purchase 150,000 shares of the Common Stock of the Company ("Chromik Shares") and a warrant to purchase 300,000 shares of the Common Stock of the Company ("Chromik Warrant") from Stephen Chromik ("Mr. Chromik").

     2. ESTABLISHMENT OF THE ESCROW:

          (a) Escrow Holder will open an escrow account (the "Escrow"), and the Company will deliver to Escrow Holder for deposit into the Escrow an aggregate of $300,000 (the "Purchase Price"), payable into Escrow in accordance with the payment schedule attached hereto as Exhibit A together with a full copy of that certain Purchase and Sale and Release Agreement between the Company and Mr. Chromik (the "Purchase Agreement") executed by the Company. All monies so deposited will be in the form of a company check or bank check in favor of "Arnall Golden Gregory, LLP as Escrow Agent for Color Imaging, Inc." Escrow Holder will hold all monies and other property in the escrow as escrow agent, in trust, for the Company free from any liens, claims or offsets, and such monies and other property shall not become the property of Mr. Chromik, nor subject to the debts thereof or the debts of Escrow Holder, unless and until the conditions set forth in these instructions to disbursement of such monies to Mr. Chromik have been fully satisfied.

          (b) Mr. Chromik will deliver to Escrow Holder those items set forth in
     Section 4 of the Purchase Agreement (the "Securities"). Escrow Holder will hold all such items in the escrow as escrow agent, in trust, for Mr. Chromik free from any liens, claims or offsets, and such items shall not become the property of the Company, nor subject to the debts thereof or the debts of Escrow Holders, unless and until the conditions set forth in these instructions to disbursement of such items to the Company have been fully satisfied.

     3. INVESTMENT: All funds will be held by Escrow Holder in a bank account. No funds will earn interest until Escrow Holder receives an I.R.S. Form W-9 completed and executed by Mr. Chromik and the Company's check has been collected in good funds.

     4. CLOSING: The Escrow will remain open until the earliest to occur of the following (the "Closing Date"):

          (a) Receipt by Escrow Holder of the Purchase Price from the Company and the Securities from Mr. Chromik;

          (b) Receipt by Escrow Holder of the written notice from Mr. Chromik to the Company that he is exercising his one-time right to cancel the sale of the Securities not yet paid for by the Company;

          (c) Subject to Section 5 below, cancellation of this Agreement or a default under the Purchase Agreement;

          (d) Five o'clock P.M. on December 31, 2003.

     If on or prior to the Closing Date, Escrow Holder has received the Purchase Price from the Company and the Securities from Mr. Chromik, Escrow Holder will disburse each installment of the Purchase Price as set forth on Exhibit A via check or wire transfer and this Agreement executed by the Company in the Escrow to Mr. Chromik at 88 Queensway, Maidenhead, SL67SR England or pursuant to wire transfer instructions provided by Mr. Chromik with the Securities delivered pursuant to the Purchase Agreement and the Escrow Holder will disburse the Securities to the Company at 4350 Peachtree Industrial Boulevard, Suite 100,
Norcross, GA 30071 in accordance with the schedule set forth on Exhibit A. Thereafter, the Escrow will be closed. Under no circumstances will Escrow Holder be required to disburse any monies until the check therefore has been collected in good funds.

     5. CANCELLATION OR DEFAULT. In the event of the cancellation of this Agreement or a breach of the Purchase Agreement, if one or more of the installments payments of the Purchase Price has been delivered to Escrow Holder, the Company will inform Escrow Holder of the breach or cancellation, and Escrow Holder, upon receiving such notice, will (a) refund any monies currently held in Escrow to the Company, and (b) will return any Securities not purchased by the Company to Mr. Chromik.

     6. INSTRUCTIONS AND AMENDMENTS: All notices and instructions to Escrow Holder must be in writing and may be delivered personally or mailed, certified or registered mail, return receipt requested, addressed to Arnall Golden Gregory LLP, 1201 West Peachtree Street, Suite 2800, Atlanta, Georgia 30309, Attention:
Clark Fitzgerald, Esq. Unless otherwise provided herein, these instructions may be amended or further instructions given only to the extent that such amendments or instructions are consistent with, and do not add materially to, the description of the Escrow contained in the Purchase Agreement.

     7. INTENTIONALLY OMMITTED.

     8. EXCULPATION: Escrow Holder will not be liable for:

          (a) The genuineness, sufficiency, correctness as to form, manner or execution or validity of any instrument deposited in the Escrow, nor the identity, authority or rights of any person executing the same.

          (b) Any misrepresentation or omission in the Purchase Agreement or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein;

          (c) The failure of the Company to transmit, or any delay in transmitting, the Purchase Price to Escrow Holder; or

          (d) The failure of Mr. Chromik to deliver the Securities to Escrow Holder.

     Escrow Holder's duties hereunder shall be limited to the safekeeping of monies, instruments or other documents received by the Escrow Holder and any further responsibilities expressly provided in this Escrow Agreement.

     9. INTERPLEADER: In the event conflicting demands are made or notice served upon Escrow Holder with respect to the Escrow, Escrow Holder shall have the absolute right at its election to do either or both of the following:

          (a) Withhold and stop all further proceedings in, and performance of, this escrow; or

          (b) File a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, Escrow Holder shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay Escrow Holder actual costs, expenses and reasonable attorney's fees expended or incurred by Escrow Holder, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

     10. INDEMNITY: The Company further agrees to pay on demand, and to indemnify and hold Escrow Holder harmless from and against all cost, damages, judgments, attorney's fees, expenses, obligations and liabilities of any kind or nature which, in good faith, Escrow Holder may incur or sustain in connection with or arising out of the Escrow.

     11. RESIGNATION OF ESCROW HOLDER: Escrow Holder may resign herefrom upon fourteen (14) days prior written notice to the Company and shall thereupon be fully released from any obligation to perform any further duties imposed upon it thereunder. Escrow Holder will transfer all files and records relating to the Escrow to any successor escrow holder upon receipt of a copy of the executed escrow instructions designating such successor.

     12. FACSIMILE: The Company agrees that Escrow Holder may, but need not, honor and follow instructions, amendments or other orders ("orders") which shall be provided by telephone facsimile transmission ("faxed") to Escrow Holder in connection with this escrow and may act thereon without further inquiry and regardless of by whom or by what means the actual or purported signature of the Company may have been affixed thereto if such signature in Escrow Holder's sole judgment resembles the signature of the Company. The Company indemnifies and holds Escrow Holder free and harmless from any and all liability, suits, claims or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful or unauthorized faxed order. The Company agrees to pay all actual attorney fees and cost reasonably incurred by Escrow Holder (or allocable to its in-house counsel), in connection with said claim(s).

     13. OTHER:

          (a) Time is of the essence of these and all additional or changed instructions.

          (b) These Escrow Instructions may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

          (c) These Escrow Instructions shall be governed by, and shall be construed according to, the laws of the State of Georgia.

     IN WITNESS WHEREOF, the parties have executed these Escrow Instructions pursuant to due authority as of the date set forth besides such parties' signature below.

 "COMPANY"                   Color Imaging, Inc.,
                             a Delaware corporation


                             By:  _____________________________________

                             Its: _____________________________________

                             Date:  ________________, 2003



 "ESCROW HOLDER"             Arnall Golden Gregory, LLP,
                             a Georgia limited liability partnership

                             By:  _____________________________________

                             Its: _____________________________________

                             Date:  ________________, 2003

                                    Exhibit A
                          Payment and Delivery Schedule


                  2003             UNITS       STOCK (1)      WARRANTS (2)          PAYMENT
         ---------------------  ------------  -------------  ----------------       -------------
         March 31                     16,672         16,672            33,344           $  33,344
         April 30                     16,666         16,666            33,332           $  33,332
         May 31                       16,666         16,666            33,332           $  33,332
         June 30                      16,666         16,666            33,332           $  33,332
         July 31                      16,666         16,666            33,332           $  33,332
         August 31                    16,666         16,666            33,332           $  33,332
         September 30                 16,666         16,666            33,332           $  33,332
         October 31                   16,666         16,666            33,332           $  33,332
         November 30                  16,666         16,666            33,332           $  33,332
                                ------------  -------------  ----------------       -------------
                                     150,000        150,000           300,000           $ 300,000




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